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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Service Merchandise Company, Inc. on Form S-8 of our report dated January 26, 1995, appearing in the Annual Report on Form 10-K of the Service Merchandise Company, Inc. for the year ended January 1, 1995.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Nashville, Tennessee
June 8, 1995